UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Hurco Companies Inc
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HURCO COMPANIES, INC.
ONE TECHNOLOGY WAY
P.O. BOX 68180
INDIANAPOLIS, INDIANA  46268
(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 17, 2011

The 2011 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at our corporate headquarters, One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. EDT on Thursday, March 17, 2011, for the following purposes:

1.	To elect eight directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify,

2.	To solicit an advisory vote on executive compensation,

3.	To solicit an advisory vote to determine whether future advisory shareholder votes on executive compensation should be solicited every (a) year, (b) two years or (c) three years,

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011, and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR items 1, 2, 3(c) and 4. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the annual meeting.

The foregoing items of business are more fully described in our proxy statement accompanying this notice.  Please read our proxy statement carefully.

If you do not expect to attend the annual meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on January 12, 2011, are entitled to notice of and to vote at the annual meeting or any adjournments thereof.  In the event there are not sufficient votes for approval of one or more of the above matters at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

By order of the Board of Directors,

John G. Oblazney, Secretary

Indianapolis, Indiana
January 25, 2011

YOUR VOTE IS IMPORTANT—Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.

The notice of annual meeting of shareholders, proxy statement, form of proxy card and annual report to shareholders on Form 10-K are available at www.hurco.com/proxymaterials.  If you plan to attend the annual meeting in person, you may obtain directions to the meeting site by written request directed to John G. Oblazney, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268 or by telephone at (317) 293-5309.

TABLE OF CONTENTS

Page
PROXY STATEMENT	2
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL 1 – ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	9
PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	13
PROPOSAL 3 – ADVISORY VOTE TO DETERMINE WHETHER FUTURE ADVISORY SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION SHOULD BE HELD EVERY (A) YEAR, (B) TWO YEARS OR (C) THREE YEARS	14
EXECUTIVE COMPENSATION	14
Compensation Discussion & Analysis	14
Report of Compensation Committee	19
Assessment of Compensation-Related Risk	19
Summary Compensation Information	20
Summary Compensation Table	20
Grants of Plan-Based Awards Table	22
Outstanding Equity Awards at 2010 Fiscal Year End Table	23
Nonqualified Deferred Compensation	23
Employment Contracts	24
Potential Payments Upon Termination	25
Compensation of Directors	26
Director Compensation Table	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
REPORT OF THE AUDIT COMMITTEE	30
PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	32
SHAREHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING	32
INCORPORATION BY REFERENCE	33
ANNUAL REPORT ON FORM 10-K	33
OTHER BUSINESS	33

HURCO COMPANIES, INC.
One Technology Way
P. O. Box 68180
Indianapolis, Indiana  46268

Annual Meeting of Shareholders
March 17, 2011

PROXY STATEMENT

This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. in connection with the solicitation of proxies by the Board of Directors for the 2011 Annual Meeting of Shareholders to be held at 10:00 a.m. EDT on Thursday, March 17, 2011, at our corporate headquarters at One Technology Way, Indianapolis, Indiana, and at any adjournments thereof.  This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 25, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the meeting?

Shareholders of record as of the close of business on January 12, 2011 are entitled to vote at the annual meeting or any adjournments thereof.  As of that date, we had 6,440,851 shares of our common stock outstanding.

What are my voting rights?

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote.  Therefore, a total of 6,440,851 votes are entitled to be cast at the meeting.  There is no cumulative voting on election of directors or any other matter.

How many shares must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business.

What matters will be voted on at the meeting?

There are four matters to be considered at the meeting, as follows:

1.	Election of eight directors to serve until the next annual meeting of shareholders and their successors are duly elected and qualify,
2.	An advisory vote on executive compensation, also referred to as the “say-on-pay” vote,
3.	An advisory vote to determine whether future say-on-pay votes should be solicited every (a) year, (b) two years or (c) three years, and
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.

How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.

Brokers are not entitled to exercise discretion to vote shares in an uncontested election of directors or on the advisory votes on executive compensation if the shareholder does not give voting instructions.  Accordingly, if you hold your shares in “street name” and wish your shares to be voted by your broker or other nominee in the election of directors or on the two say-on-pay matters, you must give your broker voting instructions.

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares.  Abstentions and broker non-votes will not count as votes cast on the proposals below and will not affect the outcome of the votes.

Proposal		Vote Required
1	Election of directors
The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the annual meeting.  Broker non-votes and abstentions will not affect determination of whether any nominee is elected.

2	Advisory vote on executive compensation	Approval by a majority of the votes cast.

3	Say-on-pay voting frequency
The say-on-pay voting frequency will be determined by a plurality of the shares voting on Proposal 3, which means that the number of years receiving the most FOR votes will be our shareholders' choice for how often we should solicit a say-on-pay vote.

4	Ratification of auditors	Approval by a majority of the votes cast.

How can I vote my shares without attending the meeting?

Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting.  If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone or by mailing your signed proxy card.

If you hold your shares in street name, your broker, bank or other nominee will provide you with materials and instructions on voting your shares.

How do I vote my shares in person at the meeting?

Proof of stock ownership and some form of government issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 12, 2011 are entitled to attend the meeting.

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If you are a shareholder of record, you must bring some form of photo identification to be admitted to the meeting.  You may vote your shares in person at the meeting by completing a ballot at the meeting.

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If your shares are held in street name, you must request a proxy from your broker, bank or other nominee that holds your shares.  If you do not obtain a proxy from your broker, bank or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on January 12, 2011.

Even if you currently plan to attend the meeting, we recommend that you vote by proxy, either via the Internet, by telephone or by mail, so that your vote will be counted if you later decide not to attend the meeting.

What can I do if I change my mind after I submit my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Secretary, or (2) submitting a later-dated proxy in person at the meeting, via the Internet, by telephone or by mail. If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee holder. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	FOR the election of the eight nominees as directors.

•	FOR the advisory proposal to approve our executive compensation.

•	FOR the proposal to solicit future say-on-pay votes every three years.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•	FOR the election of the eight nominees as directors.

•	FOR the advisory approval of our executive compensation.

•	FOR the proposal to solicit future advisory votes on executive compensation every three years.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.

What is the effect of the advisory vote on executive compensation and the say-on-pay frequency vote?

These votes are advisory and not binding on the Board of Directors.  The Board could, if it concluded it was in our best interests to do so, choose not to follow or implement the outcome of the advisory votes.

What happens if additional matters are presented at the annual meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.

Who will count the votes?

Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our offices at One Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of preparing, assembling and mailing this proxy statement and form of proxy. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

Is this proxy statement the only way that proxies are being solicited?

Our directors, officers and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact or otherwise. They will not be specifically compensated for doing so.

Can I receive future proxy statements and annual reports electronically?

Yes.  If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.  You may also contact our Transfer Agent, Computershare Investment Services by calling (781) 575-2879 or toll-free at (877) 282-1169 or by writing:  Computershare Investment Services  P.O. Box 43078, Providence, RI 02940.  If your shares are held beneficially in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?

No.  Although many public companies are mailing a notice to their shareholders so they can provide proxy materials through the Internet, we have again elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all of our shareholders.  Our proxy materials and Annual Report on Form 10-K are also available via the internet at www.hurco.com/proxymaterials. We may decide not to use the “full set delivery” option in the future; however, you will still have the right to request a free set of proxy materials by mail.

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. The Board, acting on the recommendation of our Nominating and Governance Committee, has nominated all of the eight current directors for re-election. Gerhard Kohlbacher notified us on December 31, 2010, that he was resigning his position as a member of the board of directors because of  time constraints with his new business endeavors  and is not seeking re-election in 2011. Each nominee who is elected as a director will serve for a term of one year, which expires at our next annual meeting of shareholders or such later date as his or her successor has been elected and qualifies.

The eight nominees are identified below.  No fees were paid to any third parties to identify or evaluate potential nominees.  Unless authority is specifically withheld, the shares voting by proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to serve, the persons named in the proxy will exercise their voting power in favor of other such person or persons as the Board may recommend.  All of the nominees have consented to being named in this proxy statement and to serve if elected.  The Board of Directors knows of no reason why any of the nominees would be unable to serve.

The names of the persons who are nominees for election and their current positions and offices with Hurco are set forth below.  There are no family relationships among any of our directors or officers.

Nominees	Positions and Offices Held with Hurco
Stephen H. Cooper	Director
Robert W. Cruickshank	Director
Michael Doar	Chairman, Chief Executive Officer, President and Director
Philip James	Director
Michael P. Mazza	Director
Richard T. Niner	Presiding Independent Director
Charlie Rentschler	Director
Janaki Sivanesan	Director

Business Experience and Qualifications of Nominees

Stephen H. Cooper, age 71, has been a member of the Board of Directors since 2005. Mr. Cooper has been a practicing attorney and member of the bar of the State of New York since December 1965.  Until his retirement in December 2004, Mr. Cooper was for more than thirty years a partner in the international law firm Weil, Gotshal & Manges LLP, based in New York, where he specialized in corporate finance and federal securities law and served as a legal advisor to a number of publicly-held companies, including Hurco.  Since August 2002, he has served as an Adjunct Professor of Law at New York Law School, Pace University Law School, and, most recently,  Albany Law School, teaching courses on federal securities regulation and corporate law.  For more than twenty-five years, Mr. Cooper has been an active member of the senior leadership of the Committee on the Federal Regulation of Securities of the American Bar Association.

Mr. Cooper provides to our Board of Directors and the Audit Committee expertise in legal and regulatory matters that we face as a publicly-held company, including regulation of the capital markets, public disclosure and corporate governance.  In addition, Mr. Cooper has leadership experience as a partner of an international law firm and in the activities of the federal securities bar.

Robert W. Cruickshank, age 65, has been a member of the Board of Directors since 2000.  Mr. Cruickshank has been a consultant providing private clients with financial advice since 1981.  Mr. Cruickshank is also a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases.

Mr. Cruickshank brings to our Board of Directors and Audit Committee expertise in finance, financial instruments and investment.  Mr. Cruickshank also has experience serving as a director of several public companies.

Michael Doar, age 55, has been a member of the Board of Directors since 2000. Mr. Doar was elected Chairman of the Board of Directors and our Chief Executive Officer in fiscal 2001.  He was appointed to the additional office of President in November 2009.  Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989.  Mr. Doar also serves as a director of Twin Disc, Incorporated, a manufacturer of marine and heavy duty off-highway power transmission equipment.

Mr. Doar has led Hurco for more than nine years. As Chairman, Chief Executive Officer and President, Mr. Doar brings to our Board of Directors his in-depth knowledge of our business, strategy, people, operations, competition and financial position. Mr. Doar also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.

Philip James, age 68, has been a member of the Board of Directors since 2007. Mr. James is President of James Consulting Associates LLC, a firm that provides strategic advice to senior management of global manufacturing companies, with special emphasis on China. Mr. James has conducted business extensively in China for twenty-five years.  Previously, Mr. James served as Chief Executive Officer of Ingersoll Production Systems, a subsidiary of Dalian Machine Tool Group, a Chinese machine tool manufacturer.

Mr. James brings to the Board of Directors substantial experience in the machine tool industry as well as international business matters, particularly with respect to the Chinese market.

Michael P. Mazza, age 46, has been a member of the Board of Directors since 2006. Mr. Mazza is an attorney specializing in intellectual property law, and the principal of his law firm, Michael P. Mazza, LLC in Chicago.  Previously, he was associated with Niro, Scavone, Haller & Niro, a Chicago intellectual property law firm.

Mr. Mazza brings to our Board of Directors legal expertise in the area of intellectual property, particularly patent protection and enforcement, and provides valuable insight into the protection of our technological developments with respect to computerized machine tools.

Richard T. Niner, age 71, has been a member of the Board of Directors since 1986. Mr. Niner has been a self-employed private investor for more than twenty-five years.

Mr. Niner provides to the Board of Directors significant experience in corporate operations, management and finance.  He also has a breadth and depth of knowledge of our business gained through over twenty years of service on our Board, including a period as Chairman.

Charlie Rentschler, age 71, has been a member of the Board of Directors since 1986. Mr. Rentschler is a Senior Research Analyst with Boenning & Scattergood, an investment banking firm located in suburban Philadelphia.  In 2010 he was a Senior Vice President of Morgan Joseph & Co. Inc., also an investment banking firm. From 2006 to 2009 he was a Vice President of Wall Street Access, a registered broker dealer in New York.  Between 2003 and 2006, he was the Director, Industrial Research, of Foresight Research Solutions, an independent research firm.  From 2001 to 2003, Mr. Rentschler was an independent business consultant providing service to the foundry industry. From 1985 to 2001, Mr. Rentschler served as President and CEO of The Hamilton Foundry & Machine Co. in Harrison, Ohio.

Mr. Rentschler brings to our Board of Directors leadership experience gained through his former executive positions and knowledge with respect to industrial manufacturing businesses.  During his career Mr. Rentschler has had experience serving as a director of several other publicly-held corporations.

Janaki Sivanesan, age 39, has been a member of the Board of Directors since 2008. Ms. Sivanesan is a practicing attorney and has her own private practice.  She previously served as a partner at a large, New York law firm.  She was admitted to the bars of the State of New York and Georgia in 2007 and 1996, respectively.  Ms. Sivanesan's practice involves a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including public offerings of securities and private equity and venture capital transactions.  Ms. Sivanesan also has experience in cross border transactions related to manufacturing and outsourcing, and is particularly knowledgeable with respect to business operations in India.

Ms. Sivanesan provides to the Board of Directors and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions as well as corporate mergers and acquisitions.

The Board of Directors recommends a vote “FOR” each of the eight nominees for director.

CORPORATE GOVERNANCE

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that the company is managed for the long-term benefit of its shareholders. Each year, the Board or one of its committees reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board and our Code of Business Conduct and Ethics and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure

Our Board is currently led by Mr. Doar, our Chairman and Chief Executive Officer.  Mr. Doar has held these positions since 2001 and has experience in leading the Company through a range of changes in business environments. The Board of Directors believes that it is most efficient and effective for a single individual to fulfill these two leadership roles at this time.  Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making, and a cohesive corporate strategy. Our Board of Directors possesses considerable experience and knowledge of the challenges and opportunities that we face as a company.  We feel they are well qualified to evaluate our current and future needs and to judge how the capabilities of our senior management can be most effectively organized to meet those needs.

Our Board of Directors currently has seven independent directors. We have three standing committees and one of our independent directors serves as our Presiding Independent Director as required by our Corporate Governance Principles.  Mr. Niner, our current Presiding Independent Director, oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors and management. The Board of Directors evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.  We believe that each of these measures counter-balances any risk that may exist in having Mr. Doar serve as both Chairman and Chief Executive Officer.  For these reasons, our Board of Directors believes this leadership structure is effective for our Company.

Board Role in Risk Oversight

Our Board regularly receives reports from our Chief Executive Officer and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of its counsel, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, supply chain and quality control, and has developed a systemic and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

Our Board's role is primarily one of oversight.  Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee.  The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, external auditors and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements.  Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities.  The Audit Committee members, as well as each other director, have access to our Chief Financial Officer and any other member of our management for discussions between meetings as warranted.  The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed on page 20 of this proxy statement.

Director Independence and Board Meetings

The Board of Directors has determined that a majority of our directors are “independent directors” as defined by the listing standards of The Nasdaq Stock Market (the market in which our common stock trades), and the director independence rules of the Securities and Exchange Commission.  The Board has affirmatively determined that none of the persons who served as independent directors during fiscal 2010 have any relationship with us that would impair their independence.

Directors are expected to attend Board meetings, meetings of committees on which they serve and our annual meeting of shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.  During fiscal 2010, the Board of Directors held four regular meetings.  All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal 2010, and all directors attended the 2010 annual meeting of shareholders.

Board Committees and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.  The members of the committees, as of the date of this proxy statement, are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Stephen H. Cooper	X		X
Robert W. Cruickshank	Chair	X
Michael Doar
Philip James Gerhard Kohlbacher		Chair
Michael P. Mazza		X
Richard T. Niner			Chair
Charlie Rentschler			X
Janaki Sivanesan	X

Audit Committee

The Audit Committee oversees our accounting and financial reporting activities.  It appoints our independent registered public accounting firm and meets with that firm and our Chief Financial Officer to review the scope, cost and results of our annual audit and to review our internal accounting controls, policies and procedures.  The Report of the Audit Committee is included on page 28 of this proxy statement.

All members of the Audit Committee are “independent” as such term is defined for audit committee members under the Nasdaq rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The Board has determined that Mr. Cruickshank qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

The Audit Committee held six meetings during fiscal 2010.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation of our officers and managers and guidelines for the general wage structure of the entire workforce.  The Compensation Committee also oversees the administration of our employee benefit plans and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement.  The Report of the Compensation Committee is included on page 19 of this proxy statement.

All members of the Compensation Committee are independent directors as defined by Nasdaq rules.

The Compensation Committee held three meetings during fiscal 2010.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in an annual self-evaluation, recommends members and chairs for each standing committee, and determines and evaluates succession plans for our Chief Executive Officer.

All members of the Nominating and Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Governance Committee held one meeting during fiscal 2010.

The Nominating and Governance Committee is responsible for identifying potential Board members.  Nominees will be evaluated on the basis of their experience, areas of expertise, judgment, integrity, ability to make independent inquiries and willingness to devote adequate time to Board duties.  The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same whether the nominee has been identified by the committee or a third party.

The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders.  A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Secretary at One Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee.  Any such recommendation should include a description of the candidate’s qualifications for Board service and contact information for the shareholder and the candidate.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our By-Laws, which are more fully explained later in this proxy statement under “Shareholder Proposals for our 2012 Annual Meeting.”

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2010 were Messrs. James (Chair), Cruickshank and Mazza.  No member of our Compensation Committee was, at any time during fiscal 2010 or at any other time before fiscal 2010, our officer or employee.  In addition, none of the members of the Compensation Committee were involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act.  None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal 2010.

Shareholder Communications

The Board of Directors has implemented a process whereby shareholders may send communications to its attention.  The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC and Nasdaq.  Such persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended October 31, 2010, all of our officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a) except as indicated in the following sentences.  Michael P. Mazza, one of our directors, purchased 625 shares on May 28, 2008, 700 shares on June 10, 2008, 500 shares on October 16, 2008 and 500 shares on December 17, 2009 and did not file a Form 4 reporting those transactions until January 7, 2010.  Philip James, one of our directors, purchased 500 shares of common stock on July 16, 2010 and did not file a Form 4 reporting those transactions until July 19, 2010.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer.  If we grant any waiver to the Code of Business Conduct and Ethics, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC.  A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com.  We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.

PROPOSAL 2.  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our goal for our executive compensation program is to motivate and retain qualified managerial personnel in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value.  We believe that our executive compensation program accomplishes this goal.

The Compensation Discussion and Analysis beginning on page 14 of this proxy statement describes our executive compensation program and the decisions made by the Compensation Committee during fiscal 2010 in more detail.  Key decisions included the following:

•
Base salaries for the executive officers listed in the Summary Compensation Table on Page 20 of this proxy statement (the “named executive officers”) were reinstated in the second half of fiscal 2010 to fiscal 2008 levels following the 10% reduction in base salaries in February 2009.

•	No discretionary cash bonuses were paid to the named executive officers during fiscal 2010.
•	There were no changes to any employment contracts for any of the named executive officers during fiscal 2010.
•	Our discretionary contributions to the defined contribution plans, which were suspended beginning April 2009, remained suspended through fiscal 2010.
•	Equity awards were granted to the named executive officers by the Compensation Committee as follows during fiscal 2010:
o	Mr. Doar received options to purchase 25,000 shares that vest equally over three years;
o	Mr. Oblazney and Mr. Volovic received options to purchase 10,000 shares that vest equally over three years; and
o	Ms. McClelland received options to purchase 5,000 shares that vest equally over three years.

We are requesting shareholders to approve a proposal concerning the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules (which disclosures includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables).

As an advisory vote, this proposal is not binding upon the Board of Directors or us. However, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends a vote “FOR” the advisory proposal approving of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3.  ADVISORY VOTE TO DETERMINE WHETHER FUTURE ADVISORY  SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION SHOULD BE HELD EVERY (A) YEAR, (B) TWO YEARS OR (C) THREE YEARS

We are requesting shareholder input on how often we should solicit advisory shareholder votes on our executive compensation.  Shareholders may indicate whether we should hold a shareholder advisory vote on executive compensation every (a) year, (b) two years or (c) three years or abstain from voting.

The Board of Directors recommends that we solicit an advisory shareholder vote on executive compensation every three years. Our executive compensation program is not complex and, largely due to our size, we have comparatively few executive officers.  Accordingly, the Board has concluded that holding an advisory vote on executive compensation every three years should be sufficient.

As an advisory vote, this proposal is not binding upon the Board of Directors or us. However, we expect that the Board of Directors will consider the outcome of the vote when determining how often to hold a shareholder advisory vote on our executive compensation.

The Board of Directors recommends a vote “FOR” future advisory shareholder votes on executive compensation to be solicited every three years.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The goals of our executive compensation program are to establish an appropriate relationship between executive pay and the creation of shareholder value, while at the same time motivating and retaining managerial personnel.  This section and the tables that follow it provide information regarding our compensation program and practices as they relate to the total pay for our Chief Executive Officer, Chief Financial Officer and other named executive officers, all of whom are identified in the Summary Compensation Table on page 20, and are referred to as the “named executive officers” in this analysis.  We do not currently have any executive officers who are not also named executive officers.

The responsibilities of the Compensation Committee of the Board of Directors (referred to as the Committee in this Executive Compensation section) include administering our compensation programs and approving or ratifying all compensation related decisions for the named executive officers.

2010 Overview

We are an industrial technology company that designs and produces computerized machine tools.  The global economic recession has had a significant adverse effect on our operational performance and the market for machine tools over the last two years.  After a difficult fiscal 2009, we faced many challenges as we began fiscal 2010.  The elements of our executive compensation program did not change during the global recession, but the amount of compensation paid was significantly reduced to reflect the decline in our performance.  During the second half of fiscal 2010 we started to see some signs of recovery as sales were up 54% and orders were up 80% over the same period in fiscal 2009.  In order to remain competitive and retain key management personnel, we began adjusting compensation levels to reflect this recovery.

An analysis of the net income (loss) trend compared to executive compensation (including stock option awards) of the three named executive officers who were executive officers during each of the last three years is shown below.

Elements of Compensation

Our executive compensation program is very simple.  Historically, the compensation package of our named executed officers has consisted of a base salary and a discretionary cash bonus.  During fiscal 2010, the Committee granted stock options to the named executive officers for the first time since fiscal 2002.

Base Salaries.  Our industry is highly cyclical and, we believe that offering competitive base salaries is a key factor in attracting and retaining talent.  Base salaries generally carry over from the prior year and are reviewed annually for possible adjustments.  Our Chief Executive Officer makes a recommendation on salary adjustments for each of the other named executive officers.  Our Chief Executive Officer bases his recommendations on his subjective assessment of our overall performance, his assessment of each individual’s contributions to that performance, and to a lesser extent, his views on competitive practices in our industry and of other similar sized public companies.  The members of the Committee then use their own business experience and judgment to determine the amount of the increase, if any.  The base salary of our Chief Executive Officer is determined by the Committee based on the Committee’s subjective assessment of our overall performance and the Chief Executive Officer’s individual contribution to that performance.

Annual Cash Bonuses.  The Committee determines on an annual basis whether to pay discretionary cash bonuses to the named executive officers as a reward for past efforts and motivation for future efforts.  When making its bonus determinations, the Committee has available to it our financial results for the fiscal year just ended and our business plan that details anticipated revenue, profit margins, net income and cash flows for the coming fiscal year.  The Committee also considers the role of, and the contributions made by, each named executive officer during the prior fiscal year.  The Committee does not employ a specific formula for taking any of these factors into account.  Rather, the Committee makes a subjective assessment of these factors in the aggregate and applies their collective business experience and judgment to determine both how we performed in the year and the amount of the annual bonus to be paid to each named executive officer.

Equity-Based Awards.  Prior to fiscal 2010, and except for a new-hire award in fiscal 2007, the Committee had not granted equity-based awards to our executive officers since fiscal 2002.  In December 2009 and May 2010, the Committee granted stock options that vest ratably over a three-year period to our named executive officers in order to better align the interests of our named executive officers with those of our shareholders.  We believe the ownership stake provided by these equity-based awards when combined with the multiple-year vesting period aligns our named executive officers’ interests with the interests of our shareholders and promotes executive retention. The awards were made under our shareholder-approved equity-based incentive plan, the 2008 Equity Incentive Plan, or the 2008 Plan. In addition, we believe stock options are an effective means to align the interests of executives with those of our shareholders because stock options only have value if our stock price increases after the stock options are granted. The stock options vest at the rate of one-third per year over three years, beginning one year from the grant date, and expire ten years from the grant date. The exercise price for the stock options is based on the closing sales prices of our common stock on the grant date. The grant date fair value of the stock options awarded to our named executive officers appears in the Summary Compensation Table under the “Option Awards” column.

Medical, Disability and Life Insurance.  All full-time employees, including  the named executive officers, participate in insurance benefits coverage to help manage the financial impact of ill health, disability and death.  In addition, all named executive officers are provided supplemental disability benefits and our Chief Executive Officer is also provided a split-dollar life insurance benefit.

Retirement Benefits.  We sponsor a 401(k) plan in which all full-time employees are eligible to participate.  The purpose of the plan is to provide an incentive for employees to save for their retirement income needs and to assist in our attraction and retention of employees.  Our named executive officers participate in the 401(k) plan on the same basis as other eligible employees.  Prior to fiscal 2009, we made matching contributions in an amount equal to 100% of the first 6% of a participant’s annual earnings that he or she contributed, up to the maximum permitted by law.  This benefit was suspended beginning in the second quarter of fiscal 2009 in order to control expenses as a result of the severe economic downturn.  We also maintain a deferred compensation program in which our named executive officers and other senior management employees may voluntarily participate.  For additional information regarding the deferred compensation program see “Nonqualified Deferred Compensation.”

Perquisites.  The Committee believes that, even though the level of perquisites provided to the named executive officers is relatively minimal, perquisites are an integral component in establishing the competitiveness of our overall compensation program.  Perquisites offered to the named executive officers include personal travel and use of company leased vehicles.  For additional information regarding perquisites see “Summary Compensation Information.”

Employment Contracts

We have employment contracts with Messrs. Doar and Oblazney.  These contracts provide for continued salary payments and other benefits for 12 months if employment terminates.  Additional information regarding employment contracts is found in this section under the heading “Employment Contracts” on page 25.  Under the heading “Potential Payments Upon Termination” on page 26 we also estimate the benefits that we would have paid to these two individuals if their employment had terminated on October 31, 2010.

The Committee believes that these contracts are an important part of the overall compensation arrangements for Messrs. Doar and Oblazney.  The contracts help to secure for us the continued employment and dedication of those officers, and provide a reasonable amount of assurance to them of continued employment.  The contracts do not include any specific guarantees regarding continuation of employment following, or compensation payable in connection with, a change in control of the Company.

Compensation Decisions for Fiscal 2010

Details of the compensation payable to the named executive officers for fiscal 2010 are disclosed in the tables and related discussion that follow this Compensation Discussion and Analysis.

In February 2009, we reduced the base salary of all of our executive officers by 10% as part of the cost reduction plan to minimize operating losses during the global recession.  The Committee approved the reinstatement of the base salaries during the second half of fiscal 2010 to their prior levels during fiscal 2010 to reflect the upturn in our business and in an effort to ensure retention of key employees and remain competitive with the market.  However, no increases in base salaries were made and no discretionary cash bonuses or contributions to the defined contribution plans were approved by the Committee.

Prior to fiscal 2010, and except for a new-hire award in fiscal 2007, the Committee had not granted equity-based awards to our executive officers since fiscal 2002.  In December 2009 and May 2010, the Committee granted stock options that vest ratably over a three-year period to our named executive officers in order to better align the interests of our named executive officers with those of our shareholders. Mr. Doar received options to purchase 25,000 shares, Mr. Oblazney and Mr. Volovic received options to purchase 10,000 shares, and Ms. McClelland received options to purchase 5,000 shares.  All stock options were granted with a three-year staged vesting period beginning one year from the date of grant.

During fiscal 2010, no changes to employment contracts with Messrs. Doar and Oblazney were recommended or approved by the Committee.

Compensation Decisions for Fiscal 2011

On November 18, 2010, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for the named executive officers for fiscal 2011.  The following table sets forth the annual base salary of each of the named executive officers for fiscal 2010 (without adjustment for the 10% reduction implemented in response to the global recession) and the annual base salary established by the Committee for each of those officers for fiscal 2011:

	Fiscal 2010 Base Salary	Fiscal 2011 Base Salary
Michael Doar	$375,000	$375,000
John G. Oblazney	$185,000	$190,000
John P. Donlon	$200,000	$200,000
Sonja K. McClelland	$130,000	$145,000
Gregory S. Volovic	$205,000	$215,000

The Committee also approved the reinstatement of matching contributions for all employees participating in the 401(k) plan beginning in January 2011 in an amount equal to 25% of the first 6% of a participant’s annual earnings that he or she contributes. The Committee will consider discretionary bonuses with respect to fiscal 2011 when it meets in November 2011.

On December 22, 2010, the Committee granted 5,000 shares of restricted stock to Messrs Doar, Oblazney, Donlon, Volovic and Ms. McClelland.  The restricted stock grants vest in their entirety three years from the date of grant.  The grant date fair value of the restricted stock is based on the closing sales price of our common stock on the grant date.  This is the first time restricted stock has been granted under any equity-based incentive plan.  The Committee believes that annual grants of restricted stock to the named executive officers could be an effective means to further align the interests of executives with those of our shareholders and is evaluating the adoption of a policy in fiscal 2011 that will require the named executive officers to maintain minimum stock ownership levels.

Taxes and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of non-performance-based executive compensation in excess of $1,000,000.  In fiscal 2010, none of our officers covered under the law had non-performance-based annual compensation in excess of $1,000,000.  Thus, all such compensation will be deductible for tax purposes.  The Committee expects to continue to monitor future compensation decisions in relation to the possible impact of Section 162(m).

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements.  Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest.  We believe that our nonqualified deferred compensation arrangements meet the effective requirements of Section 409A as required by law or regulation.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2010 fiscal year.

Philip James, Chairman
Robert W. Cruickshank
Michael P. Mazza

ASSESSMENT OF COMPENSATION-RELATED RISKS

On an ongoing basis as part of our strategic business planning process, the named executive officers and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards, and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

In November 2010, as part of our business planning process, we reviewed and discussed all recommended changes to our compensation policies and practices with our board of directors as part of our business plan review and approval process.  In addition, the Compensation Committee met separately to review the management team’s assessment of the risks that could arise from our compensation policies and practices in conjunction with any recommended changes that were needed. As part of their review, the Compensation Committee specifically considered factors that reduce the likelihood of excessive risk-taking such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits and stock options or restricted stock with time-based vesting.

Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Summary Compensation Information

The following table summarizes the compensation information for each of our named executive officers for the fiscal years ended October 31, 2010, 2009 and 2008:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary1,4 ($)	Bonus2 ($)	Option Awards3 ($)	All Other Compensation5 ($)	Total ($)

Michael Doar Chairman, Chief	2010	352,500	-	223,315	47,766	623,581
Executive Officer and President	2009	349,039	-	-	65,795	414,834
	2008	372,192	670,000	-	86,088	1,128,280

John G. Oblazney Vice President,	2010	183,577	-	89,326	18,364	291,267
Secretary, Treasurer and Chief	2009	172,192	-	-	25,358	197,550
Financial Officer	2008	183,577	100,000	-	32,460	316,037

John P. Donlon Executive Vice	2010	110,769	-	-	-	110,769
President, Worldwide Sales and Service

Sonja K. McClelland Corporate	2010	129,000	-	44,663	859	174,522
Controller, Assistant Secretary	2009	121,000	-	-	1,420	122,420
	2008	129,577	90,000	-	7,998	227,575

Gregory S. Volovic Executive Vice	2010	202,039	-	89,326	2,806	294,171
President of Technology and
Operations

1	Amounts shown in fiscal 2009 and 2010 are net of salary reductions implemented in fiscal 2009.

2	Represents discretionary bonuses awarded by the Committee for performance for the specified fiscal year that are paid in the following fiscal year.

3
Represents the grant date fair value of option awards determined in accordance with Accounting Standards Codification Topic 718, or ASC 718 (formerly known as SFAS 123(R)). For a discussion of the assumptions made in the valuation of our stock options, see Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2010 and Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended October 31, 2009 and October 31, 2008.

4	John P. Donlon has been employed by us since April 2010. On an annualized basis his salary is $200,000.

5	The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name		Leased Auto	Personal Travel	Supplemental Disability Insurance	Matching 401(k) Plan Contributions	Split-Dollar Life Insurance	Other	Total
Michael Doar	2010	25,401	-	3,966	-	18,399	-	47,766
	2009	24,292	-	4,189	4,768	32,546	-	65,795
	2008	30,786	1,667	4,553	13,800	34,952	330	86,088

John G. Oblazney	2010	17,291	-	1,073	-	-	-	18,364
	2009	15,812	-	1,070	8,476	-	-	25,358
	2008	15,585	2,103	704	13,818	-	250	32,460

John P. Donlon	2010	-	-	-	-	-	-	-

Sonja K. McClelland	2010	-	-	859	-	-	-	859
	2009	-	-	820	600	-	-	1,420
	2008	-	-	525	7,223	-	250	7,998

Gregory S. Volovic	2010	-	-	2,806	-	-	-	2,806

The amounts shown in the Leased Auto column represent the portion of the lease cost for automobiles leased by us allocable to an executive’s personal use of the automobile.  Since the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.

Personal travel expenses are the amount we paid or reimbursed the executive for non-business travel costs.  There was no personal travel paid or reimbursed during fiscal 2009 or 2010.

The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee.  All cash contributions are returned to us upon employee separation or death of the insured.  We pay the full amount of the premiums and are the beneficiary for a portion of the policies’ death benefit.  By policy endorsement, the employee has the right to designate the beneficiary for the remainder of the death benefit and related incidental rights.

The amounts in the Other column are for dues paid for other miscellaneous taxable fringe benefits representing less than 10% of the total personal benefits provided to each named executive officer.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding stock options granted during fiscal 2010:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)1	Grant Date Fair Value of Stock and Option Awards2
Michael Doar	12/18/2009	15,000	$14.82	$124,335
	5/13/2010	10,000	$18.13	$98,980

John G. Oblazney	12/18/2009	6,000	$14.82	$49,734
	5/13/2010	4,000	$18.13	$39,592

Sonja K. McClelland	12/18/2009	3,000	$14.82	$24,867
	5/13/2010	2,000	$18.13	$19,796

Gregory S. Volovic	12/18/2009	6,000	$14.82	$49,734
	5/13/2010	4,000	$18.13	$39,592

1
The Committee set the exercise price of stock options at market value on the date of grant. The 2008 Plan defines “market value” as the closing selling price of our common stock on the Nasdaq on the date of grant.

2
Amounts represent the grant date fair value of the option awards determined in accordance with ASC 718. For a discussion of the assumptions made in the valuation of our stock options, see Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2010 and Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended October 31, 2009 and October 31, 2008.

The only incentive plan in which the named executive officers are eligible to participate is the 2008 Plan, which was approved by shareholders in March 2008.  The plan provides for equity-based incentive awards in the form of stock options, stock appreciation rights settled in stock, restricted shares, performance shares and performance units.  Under the plan, the Committee has authority to determine the officers, directors and key employees who will be granted awards; determine the form and size of the award; determine the terms and conditions upon which the awards will be granted; and prescribe the form and terms of award agreements.  The number of shares of our common stock available for issuance under the plan was 669,000 shares as of October 31, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR END TABLE

 The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2010:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable1	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Michael Doar	-	15,000	2	$14.82	12/18/2019
	-	10,000	3	$18.13	05/13/2020
John G. Oblazney	15,000	-		$26.69	11/16/2016
	-	6,000	2	$14.82	12/18/2019
	-	4,000	3	$18.13	05/13/2020
Sonja K. McClelland	500	-		$2.15	12/17/2011
	-	3,000	2	$14.82	12/18/2019
	-	2,000	3	$18.13	05/13/2020
Gregory S. Volovic	11,369	-		$26.69	11/16/2016
	-	6,000	2	$14.82	12/18/2019
	-	4,000	3	$18.13	05/13/2020

1	These stock options were fully vested as of October 31, 2010.

2	These stock options have a three-year vesting period, with one-third of the total shares vesting on each of December 18, 2010, December 18, 2011 and December 18, 2012, respectively.

3	These stock options have a three-year vesting period, with one-third of the total shares vesting on each of May 13, 2011, May 13, 2012 and May 13, 2013, respectively.

Mr. Donlon did not hold any equity awards at October 31, 2010.  There were no exercises of stock options by any of the named executive officers during fiscal 2010. There were no other types of stock awards outstanding during the year.

NONQUALIFIED DEFERRED COMPENSATION

For the named executive officer participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal 2010 executive contributions, fiscal 2010 earnings and aggregate balances as of October 31, 2010.  There were no Company contributions or aggregate withdrawals or distributions in fiscal 2010.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael Doar	17,625	38,608	294,983

The amounts shown in this table are also included in the amounts shown in the Salary or Bonus columns of the Summary Compensation Table.  All of the contributions by Mr. Doar in fiscal 2010 and prior fiscal years were reported in the Summary Compensation Table in fiscal 2010 or prior fiscal years, as applicable.  The aggregate balance shown includes earnings on such contributions.

The Deferred Compensation Plan II, or the DCPII, is a nonqualified deferred compensation plan to which senior managers and other highly compensated employees are eligible to participate.  A committee consisting of our Chief Executive Officer, Chief Financial Officer and Human Resources Manager administers the plan.  This committee is authorized to interpret the plan, establish, amend and rescind any rules and regulations relating to the plan, determine the terms and provisions of any agreements made pursuant to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year.  Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year.  The Board of Directors may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation.  The Board of Directors has not awarded any such matching credits to the named executive officers participating in the DCPII.

Participants are 100% vested in all deferral and matching accounts at all times.  Amounts deferred under the plan are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan.  The earnings do not reflect any above-market or preferential rates of return.  Participants may change their investment options at any time by contacting Vanguard.  Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly or annual installments with a term of between two and ten years.  Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant’s death, if earlier.

Employment Contracts

Michael Doar entered into an employment contract effective November 13, 2001.  The contract term is unspecified.  Mr. Doar’s salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors.  Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee.  If Mr. Doar was removed as Chairman and Chief Executive Officer, his employment would continue for thirty days at which time he would be paid severance equal to 12 months of his then current base salary and his health, life and disability insurance benefits would be maintained for twelve months.

John G. Oblazney entered into an employment contract on January 12, 2007.  The contract term is unspecified.  Mr. Oblazney’s salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors.  Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee.  Mr. Oblazney is entitled to 12 months of salary if we terminate his employment for any reason other than gross misconduct (which is not defined in the contract).  Mr. Oblazney is also entitled to a lump sum payment in an amount sufficient to maintain his medical and life insurance coverage for 12 months.

Potential Payments upon Termination
	Resignation ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause ($)	Termination For Cause ($)
Michael Doar
Severance Pay1	-	-	-	-	375,000	375,000
Deferred Compensation2	294,983	294,983	294,983	294,983	294,983	294,983
Stock Options3	-	-	-	-	-	-
Health Care Coverage4	-	-	330,279	-	28,779	-
Life Insurance	-	800,0005	-	-	18,5078	-

John G. Oblazney
Severance Pay1	-	-	-	-	190,000	-
Deferred Compensation	-	-	-	-	-	-
Stock Options3	-	-	-	-	-	-
Health Care Coverage4	-	-	185,029	-	28,779	-
Life Insurance	-	380,0006	-	-	2748	-

John P. Donlon
Severance Pay7	-	-	-	-	7,692	-
Deferred Compensation	-	-	-	-	-	-
Stock Options3	-	-	-	-	-	-
Health Care Coverage4	-	-	182,779	-	-	-
Life Insurance	-	400,0006	-	-	-	-

Sonja K. McClelland
Severance Pay7	-	-	-	-	33,462	-
Deferred Compensation	-	-	-	-	-	-
Stock Options3	-	8,125	8,125	8,125	8,125	-
Health Care Coverage4	-	-	147,779	-	-	-
Life Insurance	-	290,0006	-	-	-	-

Gregory S. Volovic
Severance Pay7	-	-	-	-	37,212	-
Deferred Compensation	-	-	-	-	-	-
Stock Options3	-	-	-	-	-	-
Health Care Coverage4	-	-	221,779	-	-	-
Life Insurance	-	430,0006	-	-	-	-

1
Mr. Doar’s contract provides for a severance payment if he is removed as Chairman and Chief Executive Officer.  Mr. Oblazney would receive a severance payment if his employment is terminated for any reason other than gross misconduct.  The severance payment is made in a lump sum on the next regular pay date following the removal or termination date.  The amounts shown reflect 12 months of salary.

2	Amounts can be paid in a lump sum distribution or installments depending on the participant’s election.

3
Reflects the excess of the closing price of $18.40 for our common stock on October 31, 2010, over the exercise price of outstanding options currently vested and any unvested stock options, the vesting of which would accelerate as a result of the named executive officer's termination of employment on October 31, 2010, as a result of the specified termination event, multiplied by the number of shares of common stock underlying the stock options.  Under the terms of the applicable award, all options shall terminate upon the first occurrence of (i) the date of termination of employment by us for cause or voluntarily by the participant for any reason other than death, disability or retirement, (ii) the expiration of three months after the date on which the participant retires or employment is terminated by us without cause, (iii) the expiration of one year after the date on which employment is terminated due to the participant’s death or disability, or (iv) upon expiration of ten years from date of grant.

4	Amounts represent 12 months of coverage under the short-term and long-term disability plan, any supplemental disability plan payment, and COBRA payments grossed up for tax purposes.

5	Amount includes split-dollar life insurance payment of two times annual salary plus one times bonus and $50,000 maximum benefit for accidental death insurance policy.

6	Amounts include life insurance payment of two times annual salary under accidental death insurance policy.

7	Amount reflects severance pay in accordance with our policy based upon years of service.

8	Amounts represent 12 months of group term life insurance premiums payable by us.

In addition to the above, if a tender offer or exchange offer for shares of our common stock is commenced, or if our shareholders approve an agreement providing either for a transaction in which we will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all of our assets, the outstanding unvested stock options held by Messrs. Doar and Oblazney and Ms. McClelland will become immediately exercisable in full.

Compensation of Directors

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)
Stephen H. Cooper	33,450
Robert W. Cruickshank	42,700
Philip James	33,450
Gerhard Kohlbacher	8,000
Michael P. Mazza	24,200
Richard T. Niner	31,950
Charlie Rentschler	24,200
Janaki Sivanesan	33,450

In March 2009, due to adverse effects of the global recession on our business, we reduced the directors’ meeting fees and quarterly retainers by 10%.  In June 2010, we reinstated those fees and retainers to the levels at which they were set prior to March 2009, which are fees of $1,500 for each board meeting attended and retainers of $5,000 for each director.  In fiscal 2010, we also increased the fees paid to Mr. Cruickshank from $4,500 to $5,000 for his services as the Audit Committee Chairman and fees paid to each of Mr. Niner, Mr. James, Mr. Cooper and Ms. Sivanesan from $2,250 to $2,500 in fiscal 2010 for serving as a Committee chair or Audit Committee member.

As of October 31, 2010, non-employee directors held outstanding options to purchase the following number of shares of common stock:

Mr. Cooper	5,000 shares

Mr. James	5,000 shares

Mr. Mazza	2,500 shares

Ms. Sivanesan	5,000 shares

Mr. Doar's compensation for fiscal 2010 is set forth in the Summary Compensation Table and the following tables and narrative.  Mr. Doar is not included in this table because he did not receive any additional compensation for his service as a director.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 1, 2011, regarding beneficial ownership of our common stock held by each director, director nominee and named executive officer, by all directors and executive officers as a group, and by all persons who are known to be beneficial owners of more than 5% of our common stock.  Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

	Shares Beneficially Owned
Name	Number		Percent

Directors, Director Nominees and Executive Officers
Stephen H. Cooper	5,000	1	*
Robert W. Cruickshank	15,000		*
Michael Doar	88,650	2	1.4%
Philip James	7,000	2	*
Gerhard Kohlbacher	-		*
Michael P. Mazza	5,195	3	*
Richard T. Niner	231,812		3.6%
Charlie Rentschler	3,000		*
Janaki Sivanesan	5,000	1	*
John G. Oblazney	31,000	4	*
Sonja K. McClelland	10,500	5	*
Gregory S. Volovic	26,369	6	*
John P. Donlon	5,000		*
Executive officers and directors as a group (13 persons)	433,526	7	6.7%

Other Beneficial Owners

Name and Address

Royce & Associates, LLC
1414 Avenue of the Americas
New York, NY 10019	825,243	8	12.8%

FMR LLC
82 Devonshire St
Boston, MA 02109	643,998	9	10.0%

Thomson Horstmann & Bryant Inc.
Park 80 West Plaza One
Saddle Brook, NJ 07663	504,784	10	7.8%

Dimensional Fund Advisors LP
6300 Bee Cave Road
Austin, TX 78746	430,620	11	6.7%

Franklin Resources Inc.
One Franklin Parkway
San Mateo, CA 94403	402,071	12	6.2%

*	Less than one (1) percent.
1	Consists solely of 5,000 shares subject to options that are currently exercisable.
2	Includes 5,000 shares subject to options that are currently exercisable.
3	Includes 2,500 shares subject to options that are currently exercisable.
4	Includes 17,000 shares subject to options that are currently exercisable.
5	Includes 1,500 shares subject to options that are currently exercisable.
6	Includes 13,369 shares subject to options that are currently exercisable.
7	Includes 33,000 shares subject to options that are currently exercisable.
8	Based solely on information supplied by Royce & Associates, LLC on a Schedule 13G/A filed with the SEC on January 13, 2011, indicating beneficial ownership as of December 31, 2010.
9	Based solely on information supplied by FMR LLC on a Form 13F-HR filed with the SEC on November 15, 2010, indicating beneficial ownership as of September 30, 2010.
10	Based solely on information supplied by Thomson Horstmann & Bryant Inc. on a Form 13F-HR filed with the SEC on November 12, 2010, indicating beneficial ownership as of September 30, 2010.
11	Based solely on information supplied by Dimensional Fund Advisors LP on a Form 13F-HR/A filed with the SEC on November 15, 2010, indicating beneficial ownership as of September 30, 2010.
12	Based solely on information supplied by Franklin Resources Inc. on a Form 13F-HR filed with the SEC on November 10, 2010, indicating beneficial ownership as of September 30, 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the three directors named below.  The Board of Directors and the Audit Committee have determined that the Committee’s current composition satisfies the Nasdaq listing requirements, including the requirement that all Audit Committee members be “independent directors” as defined by Nasdaq rules.  The Board of Directors annually reviews the independence of the Audit Committee members under both Nasdaq rules and the SEC’s definition of independence for Audit Committee members and the independence requirements in our Corporate Governance Principles. The Board has determined that Mr. Cruickshank meets the SEC’s definition of an “Audit Committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established, and the audit process.  In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management and the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2010, with the Company’s management.  The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and the Audit Committee has discussed with Ernst & Young the independence of that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the reviews and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, for filing with the SEC.

Robert W. Cruickshank, Chairman
Stephen H. Cooper
Janaki Sivanesan

PROPOSAL 4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for fiscal 2011.  The Board of Directors is submitting the appointment of Ernst & Young for ratification in order to permit shareholders to express their approval or disapproval.  In the event of a negative vote, the Audit Committee may reconsider this appointment.  Representatives of Ernst & Young will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young served as our independent registered public accounting firm for fiscal 2010 and 2009.  Crowe Horwath LLP, or Crowe, served as our independent registered public accounting firm for fiscal 2008.  Crowe was informed it was not being reappointed as auditor on January 26, 2009.  This decision was made by the Audit Committee.  The report of Crowe on our financial statements for the fiscal year ended October 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  During the fiscal year ended October 31, 2008 and through January 26, 2009, there were no disagreements between us and Crowe on any matter of accounting principle or practices, financial statement disclosure or auditing scope of procedure which, if not resolved to Crowe’s satisfaction, would have caused  Crowe to make reference thereto in its report on our consolidated financial statements for such periods; nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Exchange Act.

Audit and Non-Audit Fees

The following table sets forth fees paid to Ernst & Young for services provided during fiscal years 2010 and 2009, respectively:

	2010	2009
Audit Fees1	$522,305	$550,000
Audit Related Fees2	156,000	120,000
Tax Fees3	36,265	81,200
All Other Fees4	18,540	26,450
TOTAL	$733,110	$777,650

1	Represents fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements.

2	Represents fees for professional services provided in connection with the audit of internal control over financial reporting.

3	Represents fees for services provided in connection with tax compliance and tax planning.

4	Represents fees for the audit of our employee benefit plan, and fees related to the inclusion of audited financial statements in our registration statements on Form S-3 and Form S-8.

Pre-approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  For fiscal 2010 all of the fees reported above as Audit Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee.  During fiscal 2010 Ernst & Young did not provide any non-audit services.  The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining that firm’s independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com, our directors, officers and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest unless such business dealings have been disclosed to, and approved by, our Audit Committee.

Further, under our Audit Committee’s charter, which is available on our website at www.hurco.com, our Audit Committee must review and approve all related person transactions.  No related person transaction in an amount exceeding $120,000 occurred during fiscal 2010.

SHAREHOLDER PROPOSALS FOR OUR 2012 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2012 annual meeting of shareholders is September 20, 2011.

Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders’ meeting.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to our Secretary.  In order to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the meeting.  In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made.  The notice must contain specified information about the proposed business and the shareholder making the proposal.  These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2012 annual meeting, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.

Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Secretary.  In order to be timely, a shareholder’s notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals.  In addition, the notice must contain additional information concerning the shareholder, the nominee and any “Shareholder Associated Person,” the nominee’s consent to the nomination, an executed questionnaire in a form signed by our directors and nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee’s conduct as a director.

Any shareholder proposals or nominations that do not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee.  A copy of our By-Laws is available upon request.  Such requests and any shareholder proposals or nominations should be sent to John G. Oblazney, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, our principal executive offices.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, with the SEC.  Shareholders may obtain a copy of the Form 10-K by writing to John G. Oblazney, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.  A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/proxymaterials or www.sec.gov.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented at the annual meeting.  If any other matters should properly come before the annual meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

HURCO

Hurco Companies, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the election of directors, FOR proposal 2, 3 years on proposal 3 and FOR proposal 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Stephen H. Cooper	☐	☐	02 - Robert W. Cruickshank	☐	☐	03 - Michael Doar	☐	☐
04 - Philip James	☐	☐	05 - Michael P. Mazza	☐	☐	06 - Richard T. Niner	☐	☐
07 - Charlie Rentschler	☐	☐	08 - Janaki Sivanesan	☐	☐			

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	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
4. Appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain
3. Advisory vote to determine whether future advisory shareholder votes on executive compensation should be held every (a) year, (b) two years or (c) three years.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Hurco Companies, Inc.

Proxy — Hurco Companies, Inc.

Hurco Companies, Inc.
One Technology Way, Indianapolis, Indiana 46268

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — March 17, 2011
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Michael Doar and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (EDT), on Thursday, March 17, 2011 and any adjournments thereof, upon the matters on the reverse side and, in their judgement and discretion, upon such other business as may properly come before the meeting.

The shares represented by the Proxy, unless otherwise specified, shall be voted FOR the election of directors, FOR proposal 2, 3 years on proposal 3 and FOR Proposal 4.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.